EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated April 19, 2018, with respect to the consolidated financial statements of Perma-Pipe International Holdings, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended January 31, 2018, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned report in this Registration Statement.

/s/ GRANT THORNTON LLP
Chicago, Illinois
May 3, 2018